Exhibit 2.5

FIRST AMENDMENT TO AMENDED AND RESTATED

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (this “First Amendment”), dated as of May 7, 2010 (the “Effective Date”) is entered into by and among EACH OF THE UNDERSIGNED PARTIES LISTED ON THE SIGNATURE PAGES HERETO as Pledgors and each of the other persons and entities that become bound hereby from time to time by joinder, assumption, or otherwise (each a “Pledgor” and collectively, the “Pledgors”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as collateral trustee (the “Collateral Trustee”) for the equal and ratable benefit of the Secured Parties (as defined below) pursuant to the Collateral Trust Agreement (as defined below).

WHEREAS, effective as of June 30, 2004, the Pledgors executed and delivered to the Collateral Trustee that certain Patent, Trademark and Copyright Security Agreement (the “Original IP Security Agreement”);

WHEREAS, the Original IP Security Agreement was made and delivered pursuant to (i) that certain Credit Agreement, dated June 30, 2004, by and among CONSOL Energy Inc. (the “Borrower”), PNC Bank, National Association and Citicorp North America, Inc., as co-administrative agents, LaSalle Bank N.A., Société Générale, New York Branch and SunTrust Bank, each in its capacity as a co-documentation agent, the lenders described therein and the guarantors party thereto (the “Original Credit Agreement”); and (ii) that certain Indenture, dated March 7, 2002, among the Borrower, certain of its Subsidiaries and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Indenture”);

WHEREAS, the Original Credit Agreement was amended and restated by a certain Amended and Restated Credit Agreement, dated as of April 1, 2005, by and among Borrower, PNC Bank, National Association and Citicorp North America, Inc., as co-administrative agents, The Bank of Nova Scotia—New York Agency, Fleet National Bank and Union Bank of California, N.A., each in its capacity as a co-syndication agent, the lenders described therein and the guarantors party thereto (the “2005 Credit Agreement”);

WHEREAS, the 2005 Credit Agreement was amended and restated by a certain Amended and Restated Credit Agreement, dated as of June 27, 2007, by and among Borrower, PNC Bank, National Association and Citicorp North America, Inc., as co-administrative agents, The Bank of Nova Scotia, Bank of America, N.A. and Union Bank of California, N.A., each in its capacity as a co-syndication agent, the lenders described therein and the guarantors party thereto (the “2007 Credit Agreement”);

WHEREAS, the 2007 Credit Agreement has been amended and restated by a certain Amended and Restated Credit Agreement, dated as of the Effective Date, by and among the Borrower, PNC Bank, National Association as administrative agent (the “Administrative Agent”), Bank of America, N.A. in its capacity as syndication agent, the lenders described therein and the guarantors party thereto (as so amended and restated, and as the same may be further amended, restated, supplemented, modified or replaced from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Original Credit Agreement, the Collateral Trustee entered into that certain Collateral Trust Agreement, dated as of June 30, 2004 (the “Original Collateral Trust Agreement”), with the Borrower, David A. Vanaskey, as individual trustee (the “Individual Trustee”), and the Designated Subsidiaries (as defined therein);

WHEREAS, pursuant to the 2005 Credit Agreement, the Original Collateral Trust Agreement was amended and restated by a certain Amended and Restated Collateral Trust Agreement, dated as of April 1, 2005, by and among the Borrower, the Collateral Trustee, the Individual Trustee, and the Designated Subsidiaries (as defined therein) (the “2005 Collateral Trust Agreement”);

WHEREAS, pursuant to the 2007 Credit Agreement, the 2005 Collateral Trust Agreement was amended and restated by a certain Amended and Restated Collateral Trust Agreement, dated as of June 27, 2007, by and among the Borrower, the Collateral Trustee, the Individual Trustee, and the Designated Subsidiaries (as defined therein) (the “2007 Collateral Trust Agreement”);

WHEREAS, pursuant to the Credit Agreement, (i) the 2007 Collateral Trust Agreement has been amended and restated by a certain Amended and Restated Collateral Trust Agreement, dated as of the Effective Date by and among the Borrower, the Collateral Trustee, the Individual Trustee, and the Designated Subsidiaries (as defined therein) (as the same may be further amended, restated, supplemented, modified or replaced from time to time, the “Collateral Trust Agreement”); and (ii) the Lenders have agreed to continue to provide certain loans and other financial accommodations to the Borrower;

WHEREAS, pursuant to the 2007 Credit Agreement, the Original IP Security Agreement was amended and restated by that certain Amended and Restated Patent, Trademark and Copyright Security Agreement dated as of June 27, 2007, by and among the pledgors party thereto and the Collateral Trustee for the benefit of the Secured Parties (as defined therein) (the “IP Security Agreement”);

WHEREAS, the obligation of the Lenders to make loans and extend credit under the Credit Agreement is subject to the condition, among others, that the Pledgors continue to grant a security interest to the Collateral Trustee in certain patents, trademarks, copyrights and other property as security for the Secured Obligations; and

WHEREAS, it is the intent of the parties that the IP Security Agreement be amended as hereinafter set forth.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Incorporation of Recitals. The recitals set forth above are incorporated herein by this reference as if set forth in full.

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2. Use of Capitalized Terms. All capitalized terms used in this First Amendment, but not defined herein or by reference, shall have the meanings set forth in the IP Security Agreement.

3. Amendment of Section 1.

(a) Section 1(f) of the IP Security Agreement is amended by deleting Section 1(f) and substituting the following:

“(f) “Secured Parties” shall mean, collectively, (i) the Collateral Trustees (as defined in the Collateral Trust Agreement), the Administrative Agent, the Lenders and any provider of a Specified Swap Agreement (as such term is defined in the Credit Agreement); and (ii) The Bank of Nova Scotia Trust Company of New York or any successor thereto, as trustee under the Indenture, and any holders from time to time of the Secured Obligations, and “Secured Party” shall mean each of them individually.”

(b) Section 1 of the IP Security Agreement is amended by adding the following new paragraph (g) to the end of Section 1:

“(g) “Collateral Trust Agreement” shall mean that certain Amended and Restated Collateral Trust Agreement, dated as of May 7, 2010, by and among the Borrower, the Designated Subsidiaries (as defined therein) and the other parties thereto for the benefit of the Secured Parties.”

(c) Section 1 is further amended by adding the following new paragraph (h) to the end of Section 1:

“(h) “Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of May 7, 2010, by and among Borrower, PNC Bank, National Association as administrative agent, Bank of America, N.A. in its capacity as syndication agent, the lenders described therein and the guarantors party thereto, as the same may be further amended, restated, supplemented, modified or replaced from time to time.

4. Amendment of Paragraph 18.

Paragraph 18 is amended by deleting Paragraph 18 and substituting the following:

“This Agreement shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to its conflict of laws principles, except to the extent that the validity or perfection of the Lien and the security interest hereunder, or remedies hereunder, in respect of any particular Patents, Trademarks and Copyrights are governed by the laws of a jurisdiction other than the State of New York.”

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5. Amendment of Paragraph 19.

Paragraph 19 is amended by deleting Paragraph 19 and substituting the following:

“EACH PLEDGOR AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PLEDGOR OR THE COLLATERAL TRUSTEE AT THE ADDRESSES PROVIDED FOR IN SECTION 21 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH PLEDGOR AND THE COLLATERAL TRUSTEE WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

EACH PLEDGOR AND THE COLLATERAL TRUSTEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.”

6. Amendment of Paragraph 21.

Paragraph 21 is amended by deleting Paragraph 21 and substituting the following:

“ 21. All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.5.1 [Notices Generally] of the Credit Agreement in the case of the Pledgors and as set forth in Section 7.2 of the Collateral Trust Agreement in the case of the Collateral Trustee.

7. Successors and Assigns. This First Amendment shall be binding on the parties hereto and upon their respective successors and assigns.

8. Counterparts. This First Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

PLEDGORS:

CONSOL ENERGY INC.

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President and Treasurer

CNX LAND RESOURCES INC.
CNX MARINE TERMINALS INC.
CONSOL ENERGY SALES COMPANY
CONSOL OF CANADA INC.
CONSOL OF CENTRAL PENNSYLVANIA LLC
CONSOL OF KENTUCKY INC.
CONSOL OF OHIO LLC
CONSOL OF WV LLC
CONSOL OF WYOMING LLC
CONSOL PENNSYLVANIA COAL COMPANY LLC
LEATHERWOOD, INC.
MON RIVER TOWING, INC.
MTB INC.
RESERVE COAL PROPERTIES COMPANY
ROCHESTER & PITTSBURGH COAL COMPANY
TERRA FIRMA COMPANY
WOLFEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Pledgor listed above on behalf of each such Pledgor

Address as to each Pledgor:

1000 CONSOL Energy Drive
Canonsburg, Pennsylvania 15317-6506

[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

PLEDGORS:

CENTRAL OHIO COAL COMPANY
CONSOLIDATION COAL COMPANY
EIGHTY-FOUR MINING COMPANY
HELVETIA COAL COMPANY
ISLAND CREEK COAL COMPANY
KEYSTONE COAL MINING CORPORATION
LAUREL RUN MINING COMPANY
McELROY COAL COMPANY
SOUTHERN OHIO COAL COMPANY
TWIN RIVERS TOWING COMPANY
WINDSOR COAL COMPANY

By:	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Pledgor listed above on behalf of each such Pledgor

CONRHEIN COAL COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

By:	/s/ Daniel S. Cangilla
Name:	Daniel S. Cangilla
Title:	Treasurer

Address as to each Pledgor:

1000 CONSOL Energy Drive
Canonsburg, Pennsylvania 15317-6506

[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

PLEDGOR:

CONSOL FINANCIAL INC.

By:	/s/ Christopher C. Jones
Name:	Christopher C. Jones
Title:	Vice President and Secretary

Address as to Pledgor:

2751 Centerville Road, Suite 315
Wilmington, Delaware 19808

[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT]

WILMINGTON TRUST COMPANY, as Collateral Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

Address:

Wilmington Trust Company, as Collateral Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telephone: (302) 636-6043
Facsimile: (302) 636-4143